Exhibit 4.1

Execution Version

Fourth Amendment to Third Amended and Restated Credit Agreement

This Fourth Amendment to Third Amended and Restated Credit Agreement (this “Fourth Amendment”), dated as of September 1, 2023 (the “Fourth Amendment Effective Date”), is among Permian Resources Operating, LLC, a Delaware limited liability company and formerly known as Centennial Resource Production, LLC (the “Borrower”); each of the other undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Lenders party hereto; and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S:

A. The Borrower, any Parent from time to time party thereto, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of February 18, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The Borrower has informed the Administrative Agent and the Lenders that Permian Resources Corporation, the Borrower and certain other subsidiaries of Permian Resources Corporation have entered into that certain Agreement and Plan of Merger dated as of August 21, 2023 (as executed, without giving effect to any subsequent amendment or modification thereto except to the extent approved by the Administrative Agent (with such approval not to be unreasonably withheld, conditioned, or delayed), the “Earthstone Merger Agreement”), with Earthstone Energy, Inc. and Earthstone Energy Holdings, LLC (“Earthstone OpCo”). Pursuant to the Earthstone Merger Agreement, Earthstone OpCo will merge with and into the Borrower, with the Borrower resulting as the surviving company (the “Earthstone Merger”).

C. The parties hereto desire to enter into this Fourth Amendment to amend the Credit Agreement as set forth in Section 2 hereof and to be effective as of the Fourth Amendment Effective Date.

D. The Administrative Agent and the Lenders party hereto have agreed, subject to the terms and conditions set forth herein, to enter into this Fourth Amendment.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Fourth Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Fourth Amendment. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Credit Agreement.

Section 2. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Fourth Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Earthstone Merger” has the meaning given to such term in the Fourth Amendment.

“Earthstone Merger Agreement” has the meaning given to such term in the Fourth Amendment.

“Earthstone Merger Outside Date” means 5:00 p.m. Midland, Texas time (or such later time as may be agreed to by the Administrative Agent in its sole discretion), on April 21, 2024; provided, that, if on such date, one or more conditions to the closing of the Earthstone Merger set forth in Section 7.1(b) or Section 7.1(c) of the Earthstone Merger Agreement (if the legal prohibition or applicable law relates to any of the matters referenced in Section 7.1(b) of the Earthstone Merger Agreement) shall not have been satisfied, but all other conditions to such closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the closing, shall be capable of being satisfied on such date) or waived, then the Earthstone Merger Outside Date shall automatically extend to 5:00 p.m. Midland, Texas time (or such later time as may be agreed to by the Administrative Agent in its sole discretion), on August 21, 2024.

“Fourth Amendment” means that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of the Fourth Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Fourth Amendment Effective Date” means September 1, 2023.

2.2 Amended and Restated Definition. The following definition contained in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, any Intercreditor Agreement, each Fee Letter and the Security Instruments, in each case, as the same may be amended, modified, supplemented or restated from time to time.

2.3 Amendment to Section 2.07. Section 2.07(e) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

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(e) Automatic Reduction of Borrowing Base – Issuance of Permitted Senior Unsecured Notes. If, at any time during a Borrowing Base Period, any Credit Party issues Permitted Senior Unsecured Notes (or assumes any Permitted Senior Unsecured Notes as a result of the Earthstone Merger) after the Effective Date (other than (x) Permitted Senior Unsecured Notes that extend, refinance or replace then existing Permitted Senior Unsecured Notes, up to the sum of (i) the principal amount of such then existing Permitted Senior Unsecured Notes that are refinanced or replaced plus (ii) an amount equal to the unpaid accrued interest and premium thereon and fees and expenses incurred in connection with such extension, refinancing or replacement, (y) Permitted Senior Unsecured Notes assumed as a result of the Earthstone Merger (or issued after the Fourth Amendment Effective Date and on or prior to the earlier of the closing of the Earthstone Merger and the Earthstone Merger Outside Date for the express purpose of refinancing Permitted Senior Unsecured Notes that are required to be assumed as a result of the Earthstone Merger) up to an aggregate principal amount equal to the sum of $1.05 billion plus an amount equal to the unpaid accrued interest and premium thereon and fees and expenses incurred in connection with such assumption or refinancing, and (z) in addition to the Permitted Senior Unsecured Notes referred to in the foregoing clause (y), Permitted Senior Unsecured Notes issued after the Fourth Amendment Effective Date and on or prior to the earlier of the closing of the Earthstone Merger and the Earthstone Merger Outside Date up to an aggregate principal amount of $1.00 billion), the Borrowing Base shall automatically be decreased by an amount equal to twenty-five percent (25%) of the aggregate notional amount of such Permitted Senior Unsecured Notes issued (or assumed) at such time. Such decrease in the Borrowing Base shall occur automatically upon the issuance (or assumption) of such Permitted Senior Unsecured Notes on the date of issuance, without any vote of Lenders or action by Administrative Agent. Upon any such reduction in the Borrowing Base, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders.

Section 3. Conditions Precedent. The effectiveness of this Fourth Amendment is subject to the following:

3.1 Counterparts. The Administrative Agent shall have received counterparts of this Fourth Amendment from (a) each of the Credit Parties and (b) Lenders constituting the Required Lenders.

3.2 Fees and Expenses. The Administrative Agent shall have received, to the extent invoiced, all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date (including all fees and other amounts due and payable to the Administrative Agent on account of the Lenders).

Section 4. Miscellaneous.

4.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Fourth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Fourth Amendment, and this Fourth Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document. From and after the Fourth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the matters provided for in Sections 2 and 3, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the matters provided for in Sections 2 and 3.

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4.2 Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Fourth Amendment, (b) ratifies and affirms its obligations under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (d) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby, (e) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to this Fourth Amendment except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Credit Party of this Fourth Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Fourth Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (g) represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Fourth Amendment, no Borrowing Base Deficiency, Default or Event of Default exists.

4.3 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile or electronic (e.g., .pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

4.4 No Oral Agreement. This written Fourth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in the Credit Agreement and the other Loan Documents.

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4.5 Governing Law. This Fourth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.

4.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Fourth Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

4.7 Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4.8 Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow.]

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The parties hereto have caused this Fourth Amendment to be duly executed as of the day and year first above written.

BORROWER:	PERMIAN RESOURCES OPERATING, LLC,
a Delaware limited liability company

	By:	/s/ Guy Oliphint
	Name:	Guy Oliphint
	Title:	Executive Vice President and Chief
Financial Officer

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

GUARANTORS:	ATLANTIC EXPLORATION, LLC
CENTENNIAL RESOURCE MANAGEMENT, LLC
CL ENERGY, LLC
COLGATE II CORP, LLC
COLGATE ENERGY, LLC
COLGATE ENERGY DEVELOPMENT, LLC
COLGATE MINERALS, LLC
COLGATE OPERATING, LLC
COLGATE PRODUCTION, LLC
COLGATE RANCH, LLC
COLGATE ROYALTIES, LP
HERMOSA RANCH LLC
TREE SHAKER MINERALS, LLC
TUSKER MIDSTREAM, LLC
READ & STEVENS, INC.

	By:	/s/ Guy Oliphint
	Name:	Guy Oliphint
	Title:	Executive Vice President and Chief
Financial Officer

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Jo Linda Papadakis
Name:	Jo Linda Papadakis
Title:	Authorized Officer

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

CITIBANK, N.A.,
as a Lender and Issuing Bank

By:	/s/ Jeff Ard
Name:	Jeff Ard
Title:	Vice President

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:	/s/ Kevin A. James
Name:	Kevin A. James
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender and Issuing Bank

By:	/s/ Dan Condley
Name:	Dan Condley
Title:	Managing Director

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and Issuing Bank

By:	/s/ Brittany Lehr
Name:	Brittany Lehr
Title:	Vice President

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

TRUIST BANK,
as a Lender and Issuing Bank

By:	/s/ James Giordano
Name:	James Giordano
Title:	Managing Director

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

WELLS FARGO BANK, N.A.,
as a Lender and Issuing Bank

By:	/s/ Taylor Morgan
Name:	Taylor Morgan
Title:	Vice President

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Kimberly Miller
Name:	Kimberly Miller
Title:	Director

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Cameron Breitenbach
Name:	Cameron Breitenbach
Title:	Director

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

COMERICA BANK,
as a Lender

By:	/s/ Garrett Merrell
Name:	Garrett Merrell
Title:	Senior Vice President

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

MIZUHO BANK, LTD.,
as a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Executive Director

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

REGIONS BANK,
as a Lender

By:	/s/ Cody Chance
Name:	Cody Chance
Title:	Managing Director

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Bruce Hernandez
Name:	Bruce Hernandez
Title:	Senior Vice President

Signature Page to Fourth Amendment to Third Amended and Restated Credit Agreement

Permian Resources Operating, LLC